UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 11, 2008

SPACEHAB, Incorporated
(Exact name of registrant as specified in its charter)

Washington	0-27206	91-1273737
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12130 Galveston Road (Hwy 3), Building 1, Webster, Texas	77598
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 558-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -             Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

On February 11, 2008, SPACEHAB, Incorporated (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Lanphier Capital Management, Inc. and Bruce Fund, Inc. (the “Investors”), under which the Investors agreed to subscribe for and purchase 55,000 shares of the Company’s Series D convertible preferred stock (“Series D Preferred Stock”) convertible into common stock for an aggregate purchase price of $5,500,000.  In connection to entering the Stock Purchase Agreement, the Company issued 150,150 shares of common stock as a commitment fee.  The consummation of the transaction under the Stock Purchase Agreement is contingent upon NASA awarding the Company a funded Space Act Agreement under the Commercial Orbital Transportation Services (COTS) Program, shareholder approval of the issuance of the preferred securities and the underlying shares of common stock upon conversion of the preferred securities, and certain other customary conditions precedent to each party’s obligation to close.

The conversion price for each share of Series D Preferred Stock will equal $100.00 divided by the average of (x) the average of the closing price of the Company’s common stock for the business days January 18-25, 2008 and (y) the average of the closing price of the Company’s common stock for the five business days prior to the Company’s receipt of written notification from NASA indicating the Company’s receipt of a COTS award of at least $120 million.  Each share of Series D Preferred Stock shall automatically be converted immediately after the date of the Company’s written notice to the Investors of any of the following: (i) an effective registration statement relating to the shares of common stock into which the Series D Preferred Stock would convert; or (ii) the determination by the Company that non-affiliates can sell such shares under Rule 144 of the Securities Act of 1933.

The 150,150 shares of common stock issued as a commitment fee and the shares of Series D Preferred Stock to be issued under the Stock Purchase Agreement were sold in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission pursuant to the Securities Act of 1933.  The Company believes that such issuance of securities qualifies for an exemption under Rule 506 because there are no more than 35 purchasers of securities and each Investor represents to the Company under the Stock Purchase Agreement at the time of execution and closing that it is an “accredited investor” within the meaning of Rule 501 of Regulation D.

A copy of the Stock Purchase Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.  A copy of the press release announcing, on February 12, 2008, the execution of the Stock Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 3 -             Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities

See the description under Item 1.01, which is incorporated by reference herein.

Section 9 -             Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibits are filed herewith:

Exhibit Number	Title of Document

1.1	Stock Purchase Agreement.

99.1	Press Release dated as of February 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEHAB, Incorporated

Date: February 15, 2008

	By:	/s/Brian K. Harrington
Brian K. Harrington
Senior Vice President, Chief Financial Officer, Treasurer
and Secretary

Exhibit Index

Exhibit No.	Description

1.1	Stock Purchase Agreement.

99.1	Press Release dated as of February 12, 2008.